UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 15, 2009

Date of Report (date of earliest event reported)

1ST CENTURY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148302

Delaware	26-1169687
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400, Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 270-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2009, the Board of Directors of 1st Century Bancshares, Inc. (“Bancshares”), appointed Bradley S. Satenberg, age 38, as Executive Vice President and Chief Financial Officer of Bancshares and its wholly owned subsidiary, 1st Century Bank, N.A. (the “Bank”), effective December 15, 2009.

Prior to joining Bancshares and the Bank, from March 2003 until December 2009, Mr. Satenberg was the Managing Director and Deputy Chief Financial Officer of Imperial Capital Bancorp in Los Angeles, a publicly held savings and loan holding company for its subsidiary savings institution, Imperial Capital Bank. He was responsible for financial and regulatory reporting, daily accounting and finance functions for Imperial Capital Bank, including real estate investments and off-balance sheet securitization.  Mr. Satenberg began his career with Arthur Andersen.  Over a 10 year period he rose to Senior Manager, Assurance Practice, focusing on financial markets.  Mr. Satenberg’s other responsibilities included performing financial audits, SEC filings, and budgeting.

Item 9.01

Financial Statements and Exhibits

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

Exhibit 99.1

Press release dated December 14, 2009 announcing the appointment of Bradley S. Satenberg as Executive Vice President and Chief Financial Officer of Bancshares and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: December 15, 2009	By:	/s/ Jason P. DiNapoli.
Jason P. DiNapoli
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 14, 2009 announcing the appointment of Bradley S. Satenberg as Executive Vice President and Chief Financial Officer of Bancshares and the Bank.